Exhibit 99.1

FOR IMMEDIATE RELEASE

AARON’S, INC. ACQUIRES PROGRESSIVE FINANCE HOLDINGS, LLC,

A LEADING VIRTUAL LEASE-TO-OWN COMPANY

Provides Important Expansion into Virtual Rent-to-Own Market

Accelerates Revenue and Earnings Growth by Providing Complementary Strategic Channel and

Enhancing Aaron’s Customer Payment Capabilities

John Robinson, CEO of Progressive, to Join Aaron’s as

EVP of Aaron’s and CEO of Progressive

Transaction Will Be Double-Digit Accretive to Cash EPS in 2014

and Significantly More Accretive in 2015

ATLANTA and DRAPER, UT – APRIL 15, 2014 – Aaron’s, Inc. (NYSE:AAN) the leading lease-to-own specialty retailer that offers flexible payment options for credit-challenged individuals, today announced that it has acquired Progressive Finance Holdings, LLC (“Progressive”), a merchandise lease-to-own company from Summit Partners, in an all-cash transaction valued at approximately $700 million. Aaron’s expects the transaction to be double digit accretive to cash earnings per share in 2014 and significantly more accretive in 2015.

Through this acquisition, Aaron’s gains an important entry point into the rapidly-growing virtual rent-to-own (“RTO”) market and will operate Progressive as a wholly-owned subsidiary of Aaron’s. John Robinson, Progressive’s Chief Executive Officer, will join the Aaron’s executive leadership team as Executive Vice President and CEO of Progressive, reporting directly to Ronald W. Allen, Chief Executive Officer of Aaron’s.

“This is a highly complementary and transformative acquisition for Aaron’s, and we are eager to capture the significant opportunities this combination will provide for our customers, franchisees, and shareholders,” said Allen. “Aaron’s remains firmly committed to our goals of providing quality, affordable merchandise and earning high customer satisfaction by offering favorable lease terms and outstanding customer support. We expect that with Progressive’s best-in-class virtual customer payment capabilities, coupled with our industry leading traditional lease-to-own model, we will create an omni-channel business, providing customers with better payment options, and enhancing Aaron’s competitive position. In addition, we have a very high regard for John Robinson and the entire Progressive management team, and look forward to welcoming them to Aaron’s.”

Allen continued, “Today’s announcement is the culmination of discussions that began in May of last year, and is consistent with the views we have heard from the investment community. The transaction is expected to create an immediately profitable additional revenue stream. We are confident that with Progressive we will be able to accelerate profitable growth in order to deliver increasing returns to Aaron’s shareholders.”

Founded in 1999, Progressive has grown to become the leading provider of virtual lease-to-own programs in the U.S. Progressive offers point-of-sale lease and purchase programs to customers who do not qualify for traditional, FICO-based financing. Progressive’s scalable software product provides easy to use, automated lease processing, eliminating the need for specialist in-store personnel. Progressive currently serves 5,500 retail partners with approximately 15,000 locations, including 40 of the top 100 and eight of the top 20 U.S. furniture and bedding retailers. Select merchant partners include Mattress Firm, Big Lots,

Art Van Furniture and Sleepy’s. Progressive is the preferred lease provider to the U.S. prepaid wireless industry and also partners with leading U.S. consumer electronics, appliance and jewelry retailers. Maintaining Progressive’s existing relationships and business arrangements with its retail partners will be a top priority for Aaron’s.

“We are extremely excited to join the Aaron’s team and bring Progressive’s unique lease purchase programs and customer-friendly interface to Aaron’s customers,” said John Robinson. “In Aaron’s, we have found an ideal partner that will support our strategic initiatives and existing operations, including continuing to provide our retail partners with the customer services they have come to expect from Progressive. We have already begun to work with the Aaron’s team to ensure a smooth transition and we look forward to the exciting new growth opportunities we will have as part of the Aaron’s platform.”

Strategic and Financial Benefits

•	Market Leading Technology: Progressive’s proprietary decision engine technology will enable Aaron’s to offer solutions to customers underserved by traditional retailers, and provide a faster, more robust and seamless customer experience. The Progressive model brings Aaron’s a strong point-of-sale offering at highly attractive retail partners. This eliminates the need for program-specific, in-store staffing, lowering integration and training costs and allowing Aaron’s to compete aggressively with staffed kiosk models.

•	Accelerated Growth Opportunity: With Progressive’s strong retail relationships, Aaron’s reach will now extend to consumer segments in the virtual rent-to-own market as well as those outside its traditional customer base. Aaron’s expects this additional sales channel to create a significant incremental revenue opportunity for the Company, driving overall growth and substantially improving earnings and operating cash flow.

•	Expanded Customer Base: Aaron’s expects that the combination with Progressive will provide significant opportunities for further growth. These opportunities include the addition of Progressive’s customer enrollment software and automated collections capabilities within Aaron’s existing business, call center consolidation and utilizing Aaron’s locations as a reverse logistics solution for Progressive. Further, Progressive will enable end-to-end online transaction capability which will allow Aaron’s to attract a growing younger customer segment. In addition, by leveraging Aaron’s footprint, as well as Progressive’s scalable technology, Aaron’s expects to generate meaningful operational synergies.

•	Substantial Benefits for Aaron’s Franchisees: By partnering with Aaron’s and its more than 2,130 locations, Progressive will be able to expand its customer base into the unbanked market. These unbanked customers will be able to visit Aaron’s stores to make cash payments, driving incremental foot traffic into Aaron’s company-operated and franchisee stores. Further, Aaron’s expects Progressive’s payment program to enhance its relationship with customers by providing additional purchase options, flexibility and a seamless transaction.

•	Further Strengthens Aaron’s Management Team: Progressive’s highly-respected leadership team will bring to Aaron’s valuable technology and business process acumen, and an impressive track record of capturing growth in the virtual RTO market. It is expected that Progressive’s current executive leadership team, led by John Robinson, along with Ryan Woodley, Chief Financial Officer and Chief Operating Officer; Curt Doman, Chief Technology Officer; Blake Wakefield, SVP Sales and Marketing; and Frank Laura, Chief Information Officer, will continue to serve in their current capacities as part of Aaron’s.

Aaron’s expects the transaction to be double-digit accretive to cash earnings per share in the current fiscal year and significantly more accretive to cash earnings per share in 2015.

The transaction was financed through a combination of $200 million cash-on-hand, a $126 million senior debt facility, $300 million in private placement notes, and a revolving credit facility draw. The transaction was signed and closed simultaneously.

Conference Call

Aaron’s and Progressive will hold a conference call to discuss the transaction on Tuesday, April 15, 2014, at 8:30 a.m. Eastern Time. The public is invited to listen to the conference call by webcast accessible through the Aaron’s website, www.aaronsinc.com, in the “Investor Relations” section. The webcast will be archived for playback at that same site.

Advisors

Stephens Inc. is serving as financial advisor to Aaron’s in connection with the acquisition of Progressive and is providing a fairness opinion, and Houlihan Lokey Financial Advisors, Inc. rendered a fairness opinion to the Board of Directors of Aaron’s in connection with the acquisition of Progressive. Kilpatrick Townsend & Stockton LLP is serving as legal advisor to Aaron’s in connection with the acquisition of Progressive. The Blackstone Group and Goldman, Sachs & Co. are serving as financial advisors to Aaron’s in connection with its review of opportunities to enhance long-term value for shareholders. Wunderlich Securities is serving as lead financial advisor and Kirkland & Ellis LLP is serving as legal advisor to Progressive. BMO Capital Markets is also serving as financial advisor to Progressive.

About Aaron’s, Inc.

Aaron’s, Inc. (NYSE: AAN), a leader in the sales and lease ownership and specialty retailing of residential furniture, consumer electronics, home appliances and accessories, has more than 2,130 Company-operated and franchised stores in 48 states and Canada. Founded in 1955 by entrepreneur and Chairman Emeritus R. Charles Loudermilk, Sr. and headquartered in Atlanta, Aaron’s has been publicly traded since 1982. For more information, visit www.aarons.com. Aaron’s, Inc. includes the Aarons.com and ShopHomeSmart.com brands.

About Progressive

Progressive is a provider of web-based lease-to-own financing programs for retailers. The company currently services more than 5,500 retailers across the United States.

About Summit Partners

Founded in 1984, Summit Partners is a growth equity firm that has raised nearly $15 billion in capital. Summit has invested in more than 385 companies in financial technology, software, healthcare, and other growth sectors. These companies have completed more than 130 public offerings, and more than 140 have been acquired through strategic mergers and sales. Notable financial technology and payment companies backed by Summit Partners include Acturis, Clearwater Analytics, FleetCor (NYSE: FLT), Flow Traders, Ogone, optionsXpress and Sun Trading. Summit maintains offices in North America and Europe, and invests in companies around the world. For more information, visit www.summitpartners.com or follow on Twitter at @SummitPartners.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this news release regarding Aaron’s, Inc.’s business that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by the use of words such as “expect,” “anticipate,” “believe,”

“estimate,” “potential,” “should” or similar words. Examples of such statements include expectations regarding accretion to earnings, increased revenues, returns to shareholders, expansion of customer base and the other expected strategic and financial benefits of the acquisition. These statements are based on current expectations, forecasts and assumptions of Aaron’s that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. These risks and uncertainties include: changes in general economic conditions; the impact of competition; the impact of litigation; changes to customer demand; Aaron’s ability to maintain customer privacy and information security; the cost and time required of Aaron’s management and employees and general disruption to Aaron’s operations associated with responding to any potential proxy contest; the ability to achieve expected synergies and operating efficiencies from the acquisition; the ability to successfully integrate Progressive’s operations; such integration may be more difficult, time-consuming or costly than expected; revenues following the acquisition may be lower than expected; operating costs, customer loss and business disruption may be greater than expected following the acquisition; the retention of certain key employees at Progressive; the amount of the costs, fees, expenses and charges related to the acquisition; and the risks and uncertainties discussed under “Risk Factors” in Aaron’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013. Aaron’s assumes no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Additional Information and Where To Find It

This communication may be deemed to be solicitation material in connection with the Company’s 2014 Annual Meeting of Shareholders. The Company will be filing documents with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the 2014 Annual Meeting of Shareholders, including the filing by the Company of a proxy statement. SHAREHOLDERS ARE URGED TO READ THE COMPANY’S PROXY STATEMENT AND ACCOMPANYING PROXY CARD FOR THE 2014 ANNUAL MEETING OF SHAREHOLDERS WHEN IT BECOMES AVAILABLE, AS WELL AS OTHER DOCUMENTS FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain these documents (when they are available) free of charge at the SEC’s website, http://www.sec.gov, and at the Investor Relations section of the Company’s website, http://www.aarons.com. The final Proxy Statement for the 2014 Annual Meeting of Shareholders will be mailed to shareholders of the Company.

Participants in Solicitation

The Company and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Company’s 2014 Annual Meeting of Shareholders. Information concerning such participants and their direct or indirect interests, including their beneficial ownership in the Company, is available in the Company’s Proxy Statement for the 2013 Annual Meeting of Shareholders filed with the SEC on April 8, 2013, and will be set forth in the Proxy Statement and other materials to be filed with the SEC in connection with the 2014 Annual Meeting of Shareholders when it becomes available. Information regarding the direct and indirect beneficial ownership of the Company’s directors and executive officers in the Company’s securities is also included in their respective SEC filings on Forms 3, 4 and 5. Shareholders are advised to read the Company’s Proxy Statement for the 2014 Annual Meeting of Shareholders and other relevant documents when they become available, because they will contain important information. You can obtain free copies of these documents from the Company as described above.

Aaron’s Contacts:

Gilbert L. Danielson

Aaron’s Executive Vice President, Chief Financial Officer

404-231-0011

Garet Hayes

Aaron’s Director of Public Relations

678-402-3863

Dan Burch / Bob Marese

MacKenzie Partners

800-322-2885

Steve Frankel / Tim Lynch / James Golden

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449